Exhibit 5.5

Amcor plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350
Miramar, Florida 33027
United States

Amcor UK Finance plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Group Finance plc
83 Tower Road North
Warmley
Bristol, BS30 8XP
United Kingdom

Amcor Pty Ltd
Level 11, 60 City Road
Southbank
Victoria 3006
Australia

Amcor Flexibles North America, Inc.
2301 Industrial Drive
Neenah, Wisconsin 54956
United States	Herbert Smith Freehills LLP
Exchange House
Primrose Street
London EC2A 2EG
T +44 (0)20 7374 8000
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www.herbertsmithfreehills.com

Our ref
15533/31064771
Your ref

Date
17 May 2024

Dear Sir or Madam,

Amcor UK Finance plc ("Amcor UK") and Amcor Group Finance plc ("AGF") - Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-272449) Issues of Debt Securities and Guarantees by Amcor UK and AGF

1.	INTRODUCTION

1.1	We have acted as legal advisers to Amcor UK and AGF as to matters of English law in connection with the filing of a post-effective amendment No. 1 to the shelf registration statement on Form S-3 (File No. 333-272449) (the "Registration Statement"), which is to be filed by Amcor UK, AGF, Amcor plc, Amcor Finance (USA), Inc., Amcor Pty Ltd and Amcor Flexibles North America, Inc. under the United States Securities Act of 1933, as amended (the "Securities Act"), with the United States Securities and Exchange Commission (the "SEC"), relating to the registration of, among other securities that may be issued by Amcor plc:

1.1.1	unsecured debt securities to be issued by Amcor plc, which may be unsecured senior debt securities (the "Amcor plc Senior Debt Securities") and/or unsecured subordinated debt securities (the "Amcor plc Subordinated Debt Securities" and, together with the Amcor plc Senior Debt Securities, the "Amcor plc Debt Securities");

Herbert Smith Freehills LLP and its subsidiaries and Herbert Smith Freehills, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills.

Herbert Smith Freehills LLP is a limited liability partnership registered in England and Wales with registered number OC310989. It is authorised and regulated by the Solicitors' Regulation Authority of England and Wales. A list of the members and their professional qualifications is open to inspection at the registered office, Exchange House, Primrose Street, London EC2A 2EG. We use the word partner of Herbert Smith Freehills LLP to refer to a member of Herbert Smith Freehills LLP, or an employee or consultant with equivalent standing and qualifications.

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1.1.2	unsecured debt securities to be issued by Amcor Finance (USA), Inc., which may be unsecured senior debt securities (the "Amcor Finance (USA), Inc. Senior Debt Securities") and/or unsecured subordinated debt securities (the "Amcor Finance (USA), Inc. Subordinated Debt Securities" and, together with the Amcor Finance (USA), Inc. Senior Debt Securities, the "Amcor Finance (USA), Inc. Debt Securities");

1.1.3	unsecured debt securities to be issued by Amcor UK, which may be unsecured senior debt securities (the "Amcor UK Finance plc Senior Debt Securities") and/or unsecured subordinated debt securities (the "Amcor UK Finance plc Subordinated Debt Securities" and, together with the Amcor UK Finance plc Senior Debt Securities, the "Amcor UK Finance plc Debt Securities");

1.1.4	unsecured debt securities to be issued by AGF, which may be unsecured senior debt securities (the "Amcor Group Finance plc Senior Debt Securities") and/or unsecured subordinated debt securities (the "Amcor Group Finance plc Subordinated Debt Securities" and, together with the Amcor Group Finance plc Senior Debt Securities, the " Amcor Group Finance plc Debt Securities");

1.1.5	unsecured debt securities to be issued by Amcor Pty Ltd, which may be unsecured senior debt securities (the "Amcor Pty Ltd Senior Debt Securities") and/or unsecured subordinated debt securities (the "Amcor Pty Ltd Subordinated Debt Securities" and, together with the Amcor Pty Ltd Senior Debt Securities, the "Amcor Pty Ltd Debt Securities");

1.1.6	unsecured debt securities to be issued by Amcor Flexibles North America, Inc., which may be unsecured senior debt securities (the "Amcor Flexibles North America, Inc. Senior Debt Securities") and/or unsecured subordinated debt securities (the "Amcor Flexibles North America, Inc. Subordinated Debt Securities" and, together with the Amcor Flexibles North America, Inc. Senior Debt Securities, the "Amcor Flexibles North America, Inc. Debt Securities" and, together with the Amcor plc Debt Securities, the Amcor Finance (USA), Inc. Debt Securities, the Amcor UK Finance plc Debt Securities, the Amcor Group Finance plc Debt Securities and the Amcor Pty Ltd Debt Securities, the "Debt Securities");

1.1.7	guarantees of the Amcor plc Senior Debt Securities to be given by Amcor Finance (USA), Inc., Amcor UK, AGF, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor plc Senior Debt Securities Guarantees") and guarantees of the Amcor plc Subordinated Debt Securities to be given by Amcor Finance (USA), Inc., Amcor UK, AGF, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor plc Subordinated Debt Securities Guarantees" and, together with the Amcor plc Senior Debt Securities Guarantees, the "Amcor plc Debt Securities Guarantees");

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1.1.8	guarantees of the Amcor Finance (USA), Inc. Senior Debt Securities to be given by Amcor plc, Amcor UK, AGF, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor Finance (USA), Inc. Senior Debt Securities Guarantees") and guarantees of the Amcor Finance (USA), Inc. Subordinated Debt Securities to be given by Amcor plc, Amcor UK, AGF, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor Finance (USA), Inc. Subordinated Debt Securities Guarantees" and, together with the Amcor Finance (USA), Inc. Senior Debt Securities Guarantees, the "Amcor Finance (USA), Inc. Debt Securities Guarantees");

1.1.9	guarantees of the Amcor UK Finance plc Senior Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., AGF, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor UK Finance plc Senior Debt Securities Guarantees") and guarantees of the Amcor UK Finance plc Subordinated Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., AGF, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor UK Finance plc Subordinated Debt Securities Guarantees" and, together with the Amcor UK Finance plc Senior Debt Securities Guarantees, the "Amcor UK Finance plc Debt Securities Guarantees");

1.1.10	guarantees of the Amcor Group Finance plc Senior Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., Amcor UK, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor Group Finance plc Senior Debt Securities Guarantees") and guarantees of the Amcor Group Finance plc Subordinated Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., Amcor UK, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (the "Amcor Group Finance plc Subordinated Debt Securities Guarantees" and, together with the Amcor Group Finance plc Senior Debt Securities Guarantees, the "Amcor Group Finance plc Debt Securities Guarantees");

1.1.11	guarantees of the Amcor Pty Ltd Senior Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., Amcor UK, AGF and Amcor Flexibles North America, Inc. (the "Amcor Pty Ltd Senior Debt Securities Guarantees") and guarantees of the Amcor Pty Ltd Subordinated Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., Amcor UK, AGF and Amcor Flexibles North America, Inc. (the "Amcor Pty Ltd Subordinated Debt Securities Guarantees" and, together with the Amcor Pty Ltd Senior Debt Securities Guarantees, the "Amcor Pty Ltd Debt Securities Guarantees"); and

1.1.12	guarantees of the Amcor Flexibles North America, Inc. Senior Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., Amcor UK, AGF and Amcor Pty Ltd (the "Amcor Flexibles North America, Inc. Senior Debt Securities Guarantees") and guarantees of the Amcor Flexibles North America, Inc. Subordinated Debt Securities to be given by Amcor plc, Amcor Finance (USA), Inc., Amcor UK, AGF and Amcor Pty Ltd (the "Amcor Flexibles North America, Inc. Subordinated Debt Securities Guarantees" and, together with the Amcor Flexibles North America, Inc. Senior Debt Securities Guarantees, the "Amcor Flexibles North America, Inc. Debt Securities Guarantees" and, together with the Amcor plc Debt Securities Guarantees, the Amcor Finance (USA), Inc. Debt Securities Guarantees, the Amcor UK Finance plc Debt Securities Guarantees, the Amcor Group Finance plc Debt Securities Guarantees and the Amcor Pty Ltd Debt Securities Guarantees, the "Guarantees").

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1.2	The Amcor plc Senior Debt Securities will be issued under the Amcor plc senior indenture (as defined in the Registration Statement), and the Amcor plc Subordinated Debt Securities will be issued under the Amcor plc subordinated indenture (as defined in the Registration Statement). The Amcor Finance (USA), Inc. Senior Debt Securities will be issued under the AFUI senior indenture (as defined in the Registration Statement), and the Amcor Finance (USA), Inc. Subordinated Debt Securities will be issued under the AFUI subordinated indenture (as defined in the Registration Statement). The Amcor UK Finance plc Senior Debt Securities will be issued under the Amcor UK senior indenture (as defined in the Registration Statement), and the Amcor UK Finance plc Subordinated Debt Securities will be issued under the Amcor UK subordinated indenture (as defined in the Registration Statement). The Amcor Group Finance plc Senior Debt Securities will be issued under the AGF senior indenture (as defined in the Registration Statement), and the Amcor Group Finance plc Subordinated Debt Securities will be issued under the AGF subordinated indenture (as defined in the Registration Statement). The Amcor Pty Ltd Senior Debt Securities will be issued under the Amcor Australia Senior Indenture (as defined in the Registration Statement), and the Amcor Pty Ltd Subordinated Debt Securities will be issued under the Amcor Australia Subordinated Indenture (as defined in the Registration Statement). The Amcor Flexibles North America, Inc. Senior Debt Securities will be issued under the Amcor Flexibles North America senior indenture (as defined in the Registration Statement), and the Amcor Flexibles North America, Inc. Subordinated Debt Securities will be issued under the Amcor Flexibles North America subordinated indenture (as defined in the Registration Statement). The Amcor plc senior indenture, the Amcor plc subordinated indenture, the AFUI senior indenture, the AFUI subordinated indenture, the Amcor UK senior indenture, the Amcor UK subordinated indenture, the AGF senior indenture, the AGF subordinated indenture, the Amcor Australia senior indenture, the Amcor Australia subordinated indenture, the Amcor Flexibles North America senior indenture and the Amcor Flexibles North America subordinated indenture are collectively referred to as the "Indentures" and each, an "Indenture".

1.3	Amcor UK and AGF have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the "Prospectus") and the forms of the Indentures. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement").

1.4	In connection with the filing of the Registration Statement, we have been asked by Amcor UK and AGF to give this opinion in respect of certain matters of English law relating to Amcor UK and AGF, the issue by Amcor UK of the Amcor UK Finance plc Debt Securities, the issue by AGF of the Amcor Group Finance plc Debt Securities and the entering into by Amcor UK and AGF of the Guarantees. We have taken instructions solely from Amcor UK and AGF.

1.5	For the purpose of giving this opinion, we have examined the following documents:

1.5.1	an electronic copy of the Registration Statement (including the prospectus) to be filed by each of Amcor UK, AGF, Amcor plc, Amcor Finance (USA), Inc., Amcor Pty Ltd and Amcor Flexibles North America, Inc.;

1.5.2	the forms of the Indentures to be filed as part of the Registration Statement, pursuant to which, following execution, Debt Securities may be issued (together with the Registration Statement, the "Documents");

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1.5.3	copies of the Certificate of Incorporation and the Memorandum and Articles of Association of Amcor UK certified as at 17 May 2024 as being a true, complete and up to date copy by the Secretary of Amcor UK;

1.5.4	copies of the Certificate of Incorporation and the Memorandum and Articles of Association of AGF certified as at 17 May 2024 as being a true, complete and up to date copy by the Secretary of AGF;

1.5.5	scanned copies of minutes of a meeting of the board of directors of Amcor UK dated 7 May 2024, approving, amongst other things, the filing of the Registration Statement, certified as at 17 May 2024 as being a true, complete and up to date copy by the Secretary of Amcor UK;

1.5.6	scanned copies of minutes of a meeting of the board of directors of AGF dated 7 May 2024, approving, amongst other things, the filing of the Registration Statement, certified as at 17 May 2024 as being a true, complete and up to date copy by the Secretary of AGF;

1.5.7	the signing power of attorney referred to in the board minutes referred to above in paragraph 1.5.5 certified as at 17 May 2024 as being a true, complete and up to date copy by the Secretary of Amcor UK; and

1.5.8	the signing power of attorney referred to in the board minutes referred to above in paragraph 1.5.6 certified as at 7 May 2024 as being a true, complete and up to date copy by the Secretary of AGF.

1.6	On 16 May 2024, at 10:23 am we carried out a search of the Companies House service operated by the Registrar of Companies in England and Wales in respect of Amcor UK and AGF.

1.7	On 16 May 2024, a search of the Insolvency and Companies List, at the Royal Courts of Justice, was carried out (by us or by CRO Info (a brand name of Company Registrations Online Limited) on our behalf) in relation to Amcor UK and AGF.

1.8	Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting any party or made any other enquiries concerning any party.

2.	SCOPE OF THIS OPINION

2.1	We are solicitors qualified in England and Wales. We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion.

2.2	No opinion is expressed as to matters of fact.

2.3	In this matter, we have taken instructions from Amcor UK in its capacity as a potential issuer of Amcor UK Finance plc Debt Securities or as a potential guarantor of certain Debt Securities and AGF in its capacity as a potential issuer of Amcor Group Finance plc Debt Securities or as a potential guarantor of certain Debt Securities. We have not received instructions from nor advised the trustee, any potential holders of Debt Securities, or any other person (except Amcor UK and AGF) in connection with the Documents or any related document.

2.4	This opinion and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law. This opinion is given on the condition that the courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection herewith (including any non-contractual disputes or claims).

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2.5	This opinion is not designed to and is not likely to reveal fraud, misrepresentation, bribery or corruption by any person.

3.	ASSUMPTIONS

This opinion is based upon the assumption (which may or may not be the case) that:

3.1	Authenticity: all documents (including scanned, electronic and copy documents) examined by us are authentic, complete and accurate and all signatures and seals (if any) thereon are genuine;

3.2	Documents up-to-date etc: all documents (including the constitutional documents referred to in paragraphs 1.5.3 and 1.5.4) which we have reviewed are and remain up-to-date, and have not been terminated or rescinded;

3.3	Due incorporation: each party to the Documents (other than Amcor UK and AGF) is duly incorporated under its respective laws of incorporation;

3.4	Due execution: the Registration Statement has been duly executed by the persons authorised by the resolutions passed at the board meeting referred to in paragraphs 1.5.5 and 1.5.6;

3.5	Extracts: in the case of any document from which extracts only have been supplied to us, the extracts do not reveal a misleading view of the document as a whole;

3.6	Resolutions: the resolutions of the board of directors of (i) Amcor UK referred to in paragraph 1.5.5 and (ii) AGF referred to in paragraph 1.5.6 were passed at a properly convened and conducted meeting of the board and remain in full force and effect;

3.7	Directors: the directors of each of Amcor UK and AGF have acted in good faith and have complied with their duties under all applicable laws in relation to the approval and entry into of the Documents;

3.8	Solvency: each of Amcor UK and AGF shall be solvent at the time of the execution and delivery of the relevant Indenture and will not become insolvent as a result of entering into the arrangements contained in the Documents and neither Amcor UK nor AGF have entered (and will not have entered at the time of the issue or guarantee of any Debt Securities) into any composition or arrangement with its creditors (or any class of them) in any jurisdiction which has not been revealed by the searches referred to in paragraph 1.6 or 1.7;

3.9	Administration etc.: no step has been taken (and will not have been taken at the time of either the execution and delivery of the relevant Indenture or the issue or guarantee of any Debt Securities) to obtain a moratorium in relation to Amcor UK and AGF or to wind up Amcor UK and AGF or to place either of them into administration and no receiver has been appointed (and will not have been appointed at the time of the issue or guarantee of any Debt Securities) over or in respect of the assets of Amcor UK and AGF, nor has any analogous procedure or step been taken (and will not have been taken at the time of the issue or guarantee of any Debt Securities) in any jurisdiction which (in either case) has not been revealed by the searches referred to in paragraph 1.6 or 1.7;

3.10	Overseas insolvency: no foreign main insolvency proceeding has been recognised in Great Britain under the Cross-Border Insolvency Regulations 2006 (and it is not possible to conduct a central search in Great Britain in relation to any such proceedings) which would entitle actions in respect of any assets of Amcor UK and AGF the subject of those foreign proceedings to be taken in Great Britain;

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3.11	Debt Securities issued in accordance with the Documents: the Debt Securities will have been duly prepared and completed in accordance with the provisions and arrangements contained or described in the Documents;

3.12	Capacity and authority relating to the Documents: each party to each of the Documents (other than Amcor UK and AGF) has the power and legal capacity to enter into, execute and deliver, perform and exercise its rights under such documents to which it is a party and each such document has been duly authorised, executed and, where applicable, delivered by all of the parties thereto (other than Amcor UK and AGF) in accordance with all applicable laws;

3.13	No breach: neither Amcor UK nor AGF will, by reason of the transactions contemplated by the Documents, be in breach of any of their obligations under any agreement, licence, authorisation, consent or similar document;

3.14	Misconduct etc.: no party to any of the Documents (and no individual employed by or acting on behalf of any such party) is, or will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents which might render the relevant Indenture or any transaction contemplated thereby or any associated activity (including, without limitation, the issue or guarantee of the Debt Securities) illegal, void or unenforceable;

3.15	Entry into Agreements: each party has entered into each of the Documents in pursuance of a commercial activity and the terms of each of the Documents have been freely negotiated by the parties thereto; and

3.16	No change to the Documents: there will be no other arrangements or relationships between any party to the Documents which modify, supersede or conflict with any of the terms of the Documents.

4.	OPINIONS

4.1	Based on the documents referred to in paragraph 1.5 and subject to the assumptions contained in paragraph 3 and to the qualifications contained in paragraph 5 and to any matters not disclosed to us, it is our opinion that:

4.1.1	Status: each of Amcor UK and AGF is a company duly incorporated with limited liability under English law and is capable of suing and being sued in its respective corporate name;

4.1.2	Capacity: each of Amcor UK and AGF has the power and legal capacity to enter into and perform its obligations under the Indentures and the execution and performance of its obligations under such Indentures will not contravene its respective constitutional documents referred to in paragraphs 1.5.3 and 1.5.4 (as applicable); and

4.1.3	Authority and execution: each of Amcor UK and AGF has taken all necessary corporate actions to authorise the filing of the Registration Statement.

5.	QUALIFICATIONS

5.1	This opinion is subject to the qualifications contained in this paragraph 5.

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5.2	Information in the Registration Statement: We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement. We express no opinion as to whether the Registration Statement contains all the information required by U.S. Securities laws or the Securities and Exchange Commission.

5.3	Records: The records of the Registrar of Companies and the Insolvency and Companies List may not be complete, accurate or up to date. In particular, the Insolvency and Companies List may not contain details of moratoria applications filed, administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London.

5.4	Insolvency etc.: This opinion is subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of creditors (whether secured or unsecured) generally.

5.5	Tax: We express no opinion as to the tax treatment of the Documents, the Debt Securities, the transactions contemplated thereby or any other tax matters.

6.	ADDRESSEES AND RESPONSIBILITY

6.1	This opinion (which is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters not specifically referred to herein) is addressed to you personally, is provided for your benefit and is provided solely pursuant to Item 601 of Regulation S-K of the Securities Act, as amended and cannot be relied on for any other purpose. This opinion is given on the basis that we have no obligation to notify any present addressee or future recipient of this opinion of any change in English law or its application after the date of this opinion.

6.2	This opinion is given by Herbert Smith Freehills LLP which assumes liability for and is solely responsible for it.

7.	consent

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully,

/s/ Herbert Smith Freehills LLP

Herbert Smith Freehills LLP

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